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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  January 28, 2005


                    Pennsylvania Real Estate Investment Trust
             (Exact Name of Registrant as Specified in its Charter)


       Pennsylvania                        1-6300              23-6216339
       ------------                        ------              ----------
(State or Other Jurisdiction             (Commission          (IRS Employer
of Incorporation or Organization)        File Number)       Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania       19102
-------------------------------------------------------------       -----
         (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code:  (215) 875-0700



          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 28, 2005, the Executive Compensation and Human Resources Committee (the "Committee") of the Board of Trustees of Pennsylvania Real Estate Investment Trust ("PREIT" or the "Company") approved the PREIT 2005-2008 Outperformance Program (the "2005-2008 Program") for the following executive officers of the Company: Ronald Rubin, Jonathan B. Weller, Edward A. Glickman, George F. Rubin, Joseph F. Coradino, Robert F. McCadden, Bruce Goldman, Douglas
S. Grayson, Jeffrey A. Linn and David J. Bryant. Certain other officers who are not executive officers of the Company are also participants in the 2005-2008 Program.

         The Committee approved the 2005-2008 Program pursuant to the Company's 2003 Equity Incentive Plan (the "2003 Equity Plan"), which was approved by the Company's shareholders in November 2003. Under the 2003 Equity Plan, the Committee may grant "performance share" awards entitling a participant in the 2003 Equity Plan to receive PREIT shares of beneficial interest ("Shares") if the Company exceeds certain performance benchmarks established by the Committee. The Committee may use one or more business criteria in setting the performance benchmarks, including total shareholder return. The criteria may be set in absolute terms or may be relative to the performance of an index.

         Under the 2005-2008 Program, if PREIT's total return to shareholders over the measurement period exceeds the thresholds established by the Committee, the Company will award Shares to the eligible participants. The aggregate number of Shares in the pool to be awarded is determined based on the degree to which the Company exceeds such thresholds. The percentage of the aggregate available Shares to be allocated to each participant is set forth in the 2005-2008 Program, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         The 2005-2008 Program is based on a measurement period from January 1, 2005 through December 31, 2008 or, if earlier, the date (or, in the case of a business combination, the effectiveness) of a change in control of the Company (as defined in the participant's employment agreement with the Company or, if the participant does not have an employment agreement, as defined in the 2003 Equity Plan). Total return to shareholders is defined as the dollar amount equal to the fair market value per Share on the last day of the measurement period (determined based on the 20-day trading average ending on the last day of the measurement period or, if the measurement period ends as a result of a business combination, the final price per share agreed upon by the parties to such transaction), plus all cash dividends paid on a Share during the measurement period, minus the fair market value of a Share on January 1, 2005 (determined based on the 20-day trading average before that date).


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         If, for the measurement period, the total return to shareholders of the
Company exceeds the greater of (a) a 12% compound annual rate, or (b) 115% of the total return (expressed as a percentage) of the Morgan Stanley REIT Index ("Threshold One"), then the Company will deliver to each participant a number of Shares equal to the aggregate number of Shares in the bonus pool multiplied by such participant's percentage interest in the pool. The number of Shares available in the bonus pool to be awarded under the 2005-2008 Program will be
(a) an amount equal to 4.5% multiplied by the amount by which the total return to shareholders exceeds Threshold One (but is less than or equal to a 16% compound annual rate ("Threshold Two")), multiplied by the weighted average number of outstanding Shares and operating partnership units (not held by the Company) during the measurement period, plus (b) an amount, if any, equal to 6.5% multiplied by the amount by which the total return to shareholders exceeds Threshold Two, multiplied by the weighted average number of outstanding Shares and operating partnership units (not held by the Company) during the measurement period. If the total return to shareholders does not exceed Threshold One, then the Company will not award any Shares. In addition, the number of Shares available to be awarded under the 2005-2008 Program may not exceed one percent of the fair market value (calculated as described above) of the Shares outstanding plus the Shares issuable upon redemption of operating partnership units outstanding (and owned by persons other than the Company), both determined as of the last day of the measurement period.

         In order to receive an award under the 2005-2008 Program, a participant must be employed by the Company on the last day of the measurement period, except that if a participant employed under an employment agreement on January 28, 2005 (or any other participant, as and to the extent and in the manner determined by the Committee) dies, terminates employment due to disability (as defined in the participant's employment agreement with the Company), terminates employment for good reason (as defined in the participant's employment agreement with the Company), or is terminated without cause (as defined in the participant's employment agreement with the Company), the participant or the participant's beneficiaries will be eligible to receive the award. If the Company awards Shares under the 2005-2008 Program, the Company will deliver the Shares on or about February 15, 2009 or, if there is a change in control, within 30 days after the last day of the measurement period. Except if there is a change in control, participants may elect (on or before June 30, 2008) to defer delivery of all or a portion of the Shares to be awarded until separation from service, a specified date chosen by the participant, or the earlier of separation from service or a specified date. The participant may also elect to receive Shares in the event of an unforeseeable emergency. Participants who elect to defer delivery of their Shares will have dividend equivalents credited on their deferred Shares which will be reinvested in notional Shares (on which dividend equivalents will also be credited and so reinvested).

         The Company adopted the expense recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), effective January 1, 2003. A key principle of SFAS No. 123 is that a company should recognize expense for a share-based payment based on its fair value on the date of the grant. Specifically, under SFAS No. 123, the Company's performance share awards are classified as equity instruments, which are subject to fixed accounting treatment. Accordingly, the Company must make a determination of the fair value as of the grant date of the Shares that might be delivered under the 2005-2008 Program, and must recognize this fixed cost over the service period of the award to the participant. This grant date fair value of the performance share awards is determined using valuation techniques that consider certain variables and assumptions, including the condition described above (which SFAS No. 123 defines as a "market condition") that the total return to shareholders must exceed certain thresholds either on an absolute basis or relative to the Morgan Stanley REIT index. The Company engaged an independent appraisal firm to make a determination, for these purposes, of the fair value of the Shares that might be delivered under the 2005-2008 Program, and this firm has concluded that the fair value is approximately $3.0 million. The grant date fair value of the Shares as so determined by the Company will be recorded as compensation expense and recognized over the service period of the participants on a straight line basis. This expense will be fixed, regardless of the ultimate value of the Shares delivered at the end of the service period. In particular, even if the total return to shareholders does not exceed the thresholds and the Company does not deliver any Shares, the Company is required to have recorded the grant date fair value as compensation expense and to have recognized it over the applicable service period, and no reduction in this compensation expense will be recorded, except as set forth below. Conversely, even if the total return to shareholders exceeds the thresholds and the Company delivers Shares having a value greater than the grant date fair value, the Company is required to record only the originally determined grant date fair value, and no additional compensation expense will be recorded, except as set forth in the following sentence. The compensation expense would be adjusted only if there is a termination of a participant's participation in the 2005-2008 Program under the terms thereof. The fair value of the performance share awards on the grant date as determined by the Company for these purposes is not a forecast of what the estimated fair value of the Shares might be in the future.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

            10.1  PREIT 2005-2008 Outperformance Program

            10.2 Form of Award Agreement under PREIT 2005-2008 Outperformance Program (for grantees with an employment contract)

            10.3 Form of Award Agreement under PREIT 2005-2008 Outperformance Program (for grantees without an employment contract)




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



Date:  February 3, 2005             By: /s/ Jonathan B. Weller
                                        ------------------------------------
                                        Jonathan B. Weller
                                        Vice Chairman



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                                  Exhibit Index

10.1       PREIT 2005-2008 Outperformance Program

10.2 Form of Award Agreement under PREIT 2005-2008 Outperformance Program (for grantees with an employment contract)

10.3 Form of Award Agreement under PREIT 2005-2008 Outperformance Program (for grantees without an employment contract)